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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 2000, in
         accordance with a call made by the Federal Reserve Bank of this
        District pursuant to the provisions of the Federal Reserve Act.

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
                                                                    DOLLAR AMOUNTS
                             ASSETS                                   IN MILLIONS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin .................................................  $ 17,515
   Interest-bearing balances .........................................     4,770
Securities:
Held to maturity securities ..........................................       598
Available for sale securities ........................................    62,624
Federal funds sold and securities purchased under
   agreements to resell ..............................................    30,503
Loans and lease financing receivables:
   Loans and leases, net of unearned income        $155,252
   Less: Allowance for loan and lease losses          2,445
   Less: Allocated transfer risk reserve .........        0
                                                   --------
   Loans and leases, net of unearned income,
   allowance, and reserve ............................................   152,807
Trading Assets .......................................................    51,438
Premises and fixed assets (including capitalized leases) .............     4,205
Other real estate owned ..............................................        17
Investments in unconsolidated subsidiaries and
   associated companies ..............................................       379
Customers' liability to this bank on acceptances outstanding .........       491
Intangible assets ....................................................     4,386
Other assets .........................................................    16,471
                                                                        --------
TOTAL ASSETS .........................................................  $346,204
                                                                        ========


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                                LIABILITIES
Deposits
   In domestic offices ...............................................  $119,935
   Noninterest-bearing ..........................  $ 46,678
   Interest-bearing .............................    73,257
   In foreign offices, Edge and Agreement
   subsidiaries and IBF's ............................................    92,814
Noninterest-bearing .............................  $  6,054
   Interest-bearing .............................    86,760

Federal funds purchased and securities sold under agreements
   to repurchase .....................................................    51,959
Demand notes issued to the U.S. Treasury .............................       750
Trading liabilities ..................................................    35,146
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases):
   With a remaining maturity of one year or less .....................     5,226
   With a remaining maturity of more than one year
          through three years ........................................         0
   With a remaining maturity of more than three years ................        95
Bank's liability on acceptances executed and outstanding .............       491
Subordinated notes and debentures ....................................     5,874
Other liabilities ....................................................    12,460

TOTAL LIABILITIES ....................................................   324,750

                                  EQUITY CAPITAL

Perpetual preferred stock and related surplus ........................         0
Common stock .........................................................     1,211
Surplus (exclude all surplus related to preferred stock) .............    12,991
Undivided profits and capital reserves ...............................     8,278
Net unrealized holding gains (losses)
on available-for-sale securities .....................................    (1,043)
Accumulated net gains (losses) on cash flow hedges ...................         0
Cumulative foreign currency translation adjustments ..................        17
TOTAL EQUITY CAPITAL .................................................    21,454
                                                                        --------
TOTAL LIABILITIES AND EQUITY CAPITAL .................................  $346,204
                                                                        ========
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I, Joseph L. Sclafani, E.V.P. & Controller of the
above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                             JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                             WILLIAM B. HARRISON, JR.   )
                             HANS W. BECHERER           )DIRECTORS
                             H. LAURANCE FULLER         )


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